Exhibit 99.1

OxySure CEO Provides Shareholders With a "State of the Union" Communication

Emphasis on Clear Business and Financial Model, Significant Intellectual Property, Progress with Global Distribution Footprint With Billion Dollar Market Potential

FRISCO, TX -- (Marketwired - March 3, 2014) – OxySure Systems, Inc. (OTCQB: OXYS), (“OxySure,” or the “Company”), the medical device innovator of life-saving easy-to-use emergency oxygen solutions with its “oxygen from powder” technology, announced today the release of a company overview as presented by OxySure's CEO Julian Ross.

Mr. Ross began the communication by stating, "This 'State of the Union' serves to provide shareholders with a perspective on OxySure, its evolution and future potential. Let me begin with the fundamentals. We have grown revenues substantially last year, and improved our bottom line. We have also improved our balance sheet dramatically, by lowering our debt and by improving liquidity, ending our 2013 financial year with over $657,000 in cash. We have a clear focused plan for value creation -- short term, low risk pathway, a growing global footprint and world-class advisors.

Our global footprint is growing and we have recently strengthened and expanded our global distribution position. We believe that our oxygen from powder technology and related technologies represent the only solutions available in the world today to play a much needed role in improving outcomes in millions of medical emergencies. By making it possible for lay persons to administer medical oxygen during those first, critical minutes after a medical emergency, providing initial stabilization while waiting for professional first responders to arrive, improved outcomes have been observed in thousands of cases involving cardiac arrest, asthma exacerbations, COPD exacerbations, respiratory arrest, migraine attacks, allergy attacks, near drowning, poisoning/drug overdose, sports injuries, and a vast array of other minor and serious medical emergency categories.

On the capital markets side, we have expanded our presence and outreach in the investment community, and are making progress in raising our visibility with other key groups, including the medical community and industry media. I am pleased to share with you that we are making significant strides in this area, and we plan to continue to increase our participation in roadshows, investor events, and other investment and industry conferences.

Mr. Ross continues, "One of our top priorities is to assess potential strategic relationships that will accelerate our progress and add shareholder value. As with all companies in this stage of development, we certainly have our challenges and although there are no assurances in any business, I am extremely excited and confident about our future. Creating and developing the assets that we currently have has taken time, dedication, tremendous effort and a 'determination to succeed' attitude." Mr. Ross noted key milestones that occurred last year and the beginning of this year to increase shareholder value:

1. In January last year we announced that affiliates of OxySure converted $2.02 Million in convertible notes to common stock at $1.50 per share. The conversion price represented a 52% premium to the market price of our common stock at the time.

2. In February last year we expanded our medical emergency offerings with the addition of six Automated Defibrillator (AED) brands.  The addition of AEDs and AED accessories from major manufacturers Cardiac Science, Philips, Zoll, Physio Control (formerly Medtronic (NYSE: MDT)), Defibtech and Heartsine allows us to offer our customers and distribution partners a complete solution as it relates to their cardiac arrest emergency preparedness needs. This move allowed us to not just offer the AEDs but also the related accessories such as batteries, pads, wall boxes, signage, software, program management, compliance and training. In addition, it allowed us to provide competitively priced, bundled solutions or “combo packs” comprising both OxySure products and AED products, an option well received by our customers.

3. In March last year we signed agreements with Aero Healthcare to distribute our products in Australia, New Zealand and the United Kingdom and to pursue CE Marking of our products. Aero is a significant, rapidly growing manufacturer and distributor of first aid and healthcare products, including Automated External Defibrillators (AEDs), with locations in Australia, New Zealand, United Kingdom, Germany and the United States. These agreements contain minimum annual sales commitment provisions.

4. We have expanded our Board of Directors, and medical device leadership significantly. With an effective date of April 1, 2013 Mr. Jeremy M. Jones, former Chairman & CEO of Apria Healthcare joined our Board of Directors. Mr. Jones brings a wealth of experience and expertise to OxySure at an important time in the company's evolution. His remarkable career in the healthcare industry spans almost four decades. Mr. Jones founded Homedco Group, Inc., a home healthcare services company, which he took public in 1991. Homedco merged into Apria Healthcare Group, Inc. (“Apria”) in 1995 and from 1995 through January 1998, Mr. Jones was Chief Executive Officer and Chairman of Apria, which became the largest homecare service provider in the nation under his leadership through merger, acquisitions and increased market dominance, and was sold to the Blackstone Group (NYSE: BX) for $1.7 billion in December 1998. Mr. Jones currently serves as Chairman of On Assignment, Inc. (NYSE: ASGN), a $1.6 billion leader in the healthcare and life sciences sectors focusing on in-demand, skilled medical and technical staffing.

5. In May we announced that we have signed an agreement with Dutch conglomerate Medizon B.V. to distribute our products in the “Benelux” countries - Netherlands, Belgium and Luxembourg. Medizon is the market leader in the sale, marketing and management of AEDs in the Netherlands, with a significant installed base of AEDs under management. This agreement contains minimum annual sales commitment provisions.

6. In July we further expanded our product portfolio with the addition of a double wall cabinet for an AED/OxySure combination set. This product further entrenches OxySure’s position in the “AED companion” market and allows customers to house and display both lifesaving devices in the same cabinet, allowing easy, one-step access, reducing response time when seconds count, in a cardiac arrest or other emergency.

7. In December we announced that we added Chile to our growing global distribution footprint through a distribution agreement with Tecnología Contra Incendios Python E.I.R.L. (“Python”). Based in Santiago, the capital of Chile, Python sells safety equipment and supplies to mining and manufacturing companies, service organizations, government departments, some health centers and fire and traffic departments. Python’s products include first aid, rescue and emergency products, safety cans and cabinets, fire fighting products, spill containment products, and traffic management products. This agreement contains minimum annual sales commitment provisions.

8. In December we also announced the appointment of Pacific Medical Systems, Ltd. to represent OxySure in Hong Kong and Macau. Based in North Point, Hong Kong, Pacific Medical Systems focuses on the marketing, sales and after sales support of innovative medical products in the Asia Pacific region, with a skillful team of experienced professionals with track records from multinational companies in the medical field. This agreement contains minimum annual sales commitment provisions.

9. In January this year we announced two significant transactions that combined, significantly improved our balance sheet and liquidity. We announced the closing of a $750,000 private placement with accredited institutional investors through a Series B preferred stock placement, and the removal of nearly $1 million of claimed indebtedness from our balance sheet by converting notes and other indebtedness to restricted common stock at conversion prices ranging from $1.50 per share to $.76 per share.

10. Finally, to heighten awareness and expand OxySure's investor base, Mr. Ross participated in or presented business and portfolio updates at key conferences such as the JP Morgan Healthcare Conference 2014 and the SeeThru Microcap Equity Conference February 2014,as well as a significant number of one-on-one meetings with institutional investors during several roadshows.

A Macro Perspective

"In summary, as customer confidence in the ease of use and power of OxySure continues to increase, we are more confident than ever that OxySure is poised to become a standard issue item for safety, first aid and emergency preparedness. It will do so by enabling lay persons – the mass public – to improve outcomes and save lives by bridging the gap between the onset of any medical emergency and the time first responders arrive on the scene. This is complimentary to the heroic work of first responders and other medical professionals to create a future where responders and pre-responders form a kind of relay team in the early stages of the emergency care continuum.”

It is believed that OxySure can follow the road to making safe and easy to use emergency oxygen law, in the same way that AEDs became mandated in schools and other places in 25 states. More than 350,000 U.S. citizens die each year from sudden cardiac arrest. According to the American Heart Association, at least 20,000 lives could be saved each year by prompt use of AEDs. Florida became the first state to enact broad public access laws for AEDs back in April of 1997, and similar laws appeared in all fifty states by 2001. These laws relate to a variety of subjects, including training in the workplace, schools, and medical facilities; the availability of AEDs in gyms, places of work, schools, government buildings, community centers, golf courses, public areas, and medical facilities; and even a declaration of Cardiac Awareness Month that included plans of action and trainings. It is believed that similar laws should be put into place for emergency oxygen given the broad medical benefits and life-saving potential.

From the standpoint of the new Patient Protection and Affordable Care Act of 2010 - better known as Obamacare – it is believed that OxySure benefits from the exemption provided to over the counter devices. The excise tax on medical devices applies to devices like defibrillators and pacemakers, but over-the-counter devices like hearing aids or eyeglasses are exempt. Diversified medical device makers that sell more over-the-counter devices like Johnson & Johnson (NYSE: JNJ) have less exposure to the new excise tax than prescription device makers. The OxySure Model 615 is approved by the FDA for over the counter sale, no prescription required.

A Company Perspective

"From a company perspective," Mr. Ross adds, "our growth continues to be on track. We are seeing significant pull through demand from international markets as our product value proposition resonates in practically every single country around the globe, for various reasons, including emergency infrastructure, traffic congestion, increased awareness, and legislation.

We have a clear, focused plan for value creation -- short term, low risk pathway, and world-class advisors.

We have intellectual property in place to protect our proprietary innovations around the world.

Our products address significant unmet needs in billion dollar markets.

There is strong M&A interest in the safety and medical device spaces.

Our future is defined by the potential of the market, and that too is strong. A high growth market provides burgeoning opportunities and we believe we will be well positioned to seize those opportunities,” Mr. Ross concluded.

About OxySure Systems, Inc.
OxySure Systems, Inc. is a Frisco, Texas-based medical technology company that focuses on the design, manufacture and distribution of specialty respiratory and medical solutions. The company pioneered a safe and easy to use solution to produce medically pure (USP) oxygen from inert powders. The company owns numerous issued patents and patents pending on this technology which makes the provision of emergency oxygen safer, more accessible and easier to use than traditional oxygen provision systems. OxySure’s products improve access to emergency oxygen that affects the survival, recovery and safety of individuals in several areas of need: (1) Public and private places and settings where medical emergencies can occur; (2) Individuals at risk for cardiac, respiratory or general medical distress needing immediate help prior to emergency medical care arrival; and (3) Those requiring immediate protection and escape from exposure situations or oxygen-deficient situations in industrial, mining, military, or other “Immediately Dangerous to Life or Health” (IDLH) environments. www.OxySure.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this release that are not historical facts, including, without limitation, statements that relate to the Company's expectations with regard to the future impact on the Company's results from new products in development, may be deemed to be forward-looking statements. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. These statements are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Except as may be required under applicable law, we assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of OxySure Systems, Inc. can be found in the filings of OxySure Systems, Inc. with the U.S. Securities and Exchange Commission.

Investor Contact:
Christian Hansen
Maximum Performance Advisors, Inc.
858-381-4677
christian@maximumperformanceadvisors.com